Exhibit 99.1

Q-One Biotech Group Limited
(formerly Pacific Shelf 1099 Limited)

Report and Accounts

31 March 2003

Q-One Biotech Group Limited Registered No: SC226293

Directors
A G Gormly
J A Parrott
Prof. D E Onions
Dr G M Lees
M K Brattle
R Reid

Secretary
R Reid

Auditors
Ernst & Young LLP
George House
50 George Square
Glasgow
G2 1RR

Bankers
Bank of Scotland
Princes House
50 West Campbell Street
Glasgow
G2 7BP

Solicitors
McGrigor Donald
Princes Exchange
Earl Grey Street
Edinburgh
EH3 9AQ

Registered Office
Todd Campus
West of Scotland Science Park
Glasgow
G20 0XA

Q-One Biotech Group Limited

Directors’ report

The directors submit their report and accounts for the year ended 31 March 2003.

Principal activities

The principal activities of the group in the year under review were those of conducting a range of bio-technical and evaluation services and tests for the biotechnology industry.

Date of incorporation and Group Reorganisation

The company was incorporated on 14 December 2001 as Pacific Shelf 1099 Limited. The company changed its name on 11 April 2002 to Q-One Biotech Group Limited.

On 1 April 2002, there was a reorganisation of the Q-One Biotech group of companies, including the incorporation of a new holding company, Q-One Biotech Group Limited. The share capital of Q-One Biotech Limited was restructured and ownership was transferred to Q-One Biotech Group Limited. In addition, Q-One Biotech Limited’s investments in Q-One Biotech Incorporated, and Quip Technology Limited were transferred to Q-One Biotech Group Limited. Furthermore, certain assets including fixed assets and cash were transferred from Q-One Biotech Limited to Q-One Biotech Group Limited.

The reorganisation has been accounted for in accordance with the principles of merger accounting. The consolidated accounts are presented as if the reorganisation had been effected on 1 April 2001.

Review of the business and future developments

The company continues to pursue profitable opportunities in its market place and develop the key technical areas accordingly.

The company has had another satisfactory year.

Results and dividends

The group profit for the year, after taxation, amounted to £1,354,768 (2002 - £1,100,973). The total dividend paid in the year ended 31 March 2003 was £ 490,823 (2002 — £351,251).

Research and development

The group continues to be involved in research and development in many of its areas of business. The level of such activity is similar to last year.

Disabled employees

The group gives full consideration to applications for employment from disabled persons where the requirements of the job can be adequately fulfilled by a handicapped or disabled person.

Where existing employees become disabled, it is the group’s policy wherever practicable to provide continuing employment under normal terms and conditions and to provide training and career development and promotion to disabled employees wherever appropriate.

Directors

The directors during the year under review were:

A G Gormly*	Chairman	(appointed 1 April 2002)
M K Brattle		(appointed 1 April 2002)
Dr G M Lees		(appointed 1 April 2002)
Prof D E Onions		(appointed 1 April 2002)
J A Parrott*		(appointed 1 April 2002)
R Reid		(appointed 1 April 2002)
Oswalds of Edinburgh Limited		(resigned 1 April 2002)
Jordans (Scotland) Limited		(resigned 1 April 2002)

*Denotes non-executive director

Q-One Biotech Group Limited

Directors’s report

Directors (continued)

The directors’ beneficial interests in the ordinary £1 shares of the company were:

	2003	2002

A G Gormly	—	—
M K Brattle	24,000	24,000
Dr G M Lees	34,000	34,000
Prof D E Onions	34,000	34,000
J A Parrott	—	—
R Reid	—	—

R Reid has been granted 4,000 share options as outlined in note 16

Creditor payment policy

It is the group’s payment policy to ensure settlement of suppliers’ invoices in accordance with the stated terms. In certain circumstances settlement terms are agreed prior to any business taking place. It is the groups’ policy to then abide by those terms. At 31 March 2003, the group had an average of 54 days (2002 75 days) purchases outstanding in trade creditors.

Auditors

A resolution to reappoint Ernst & Young LLP as auditors will be put to the members at the Annual General Meeting.

On behalf of the board

Robert Reid
Secretary

19 May 2003

Q-One Biotech Group Limited

Statement of directors’ responsibilities in respect of the accounts

Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the company and of group and of the profit or loss of the group for that period. In preparing those accounts, the directors are required to:

•	select suitable accounting policies and then apply them consistently;

•	make judgements and estimates that are reasonable and prudent; and

•	prepare the accounts on the going concern basis unless it is inappropriate to presume that the group will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the group and to enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Independent auditors’ report

to the members of Q-One Biotech Group Limited

We have audited the group’s accounts for the year ended 31 March 2003 which comprise the Group Profit and Loss Account, Group Statement of Total Recognised Gains and Losses, Group Balance Sheet, Company Balance Sheet, Group Statement of Cash Flows and the related notes 1 to 21. These accounts have been prepared on the basis of the accounting policies set out therein.

This report is made solely to the company’s members, as a body, in accordance with Section 235 of the Companies Act 1985. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditors’ report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditors

As described in the Statement of Directors’ Responsibilities the company’s directors are responsible for the preparation of the accounts in accordance with applicable United Kingdom law and accounting standards.

Our responsibility is to audit the accounts in accordance with relevant legal and regulatory requirements and United Kingdom Auditing Standards.

We report to you our opinion as to whether the accounts give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report to you if, in our opinion, the Directors’ Report is not consistent with the accounts, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors’ remuneration and transactions with the group is not disclosed.

We read the Directors’ Report and consider the implications for our report if we become aware of any apparent misstatements within it.

Basis of audit opinion

We conducted our audit in accordance with United Kingdom Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the group circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

Opinion

In our opinion the accounts give a true and fair view of the state of affairs of the company and of the group as at 31 March 2003 and of the profit of the group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

Ernst & Young LLP
Registered Auditor
Glasgow

19 May 2003

Q-One Biotech Group Limited

Group profit and loss account
for the year ended 31 March 2003

		2003	2002
Notes		£	£

Turnover	2	14,844,621	12,680,922
Cost of sales		(8,828,156)	(7,445,037)

Gross profit		6,016,465	5,235,885
Selling costs		(1,631,565)	(1,491,975)
Administrative expenses		(2,660,004)	(2,311,332)

		1,724,896	1,432,578
Other operating income		132,628	64,921

Operating profit	4	1,857,524	1,497,499
Interest receivable and similar income		55,146	86,342
Interest payable and similar charges	5	(1,585)	—

Profit on ordinary activities before taxation		1,911,085	1,583,841
Tax on profit on ordinary activities	6	(556,317)	(482,868)

Profit on ordinary activities after taxation		1,354,768	1,100,973
Dividends		(490,823)	(351,251)

Retained profit for the year		863,945	749,722

Group statement of total recognised gains and losses
for the year ended 31 March 2003

	2003	2002
	£	£

Profit for year	1,354,768	1,100,973
Exchange difference on retranslation of net assets of subsidiary undertaking	(177,622)	(9,378)

	1,177,146	1,110,351

Q-One Biotech Group Limited

Group balance sheet
at 31 March 2003

		2003	2002
Notes		£	£
Fixed assets
Tangible assets	8	4,591,641	4,007,574

Current assets
Stocks	10	701,816	496,665
Debtors	11	2,448,528	2,554,472
Cash at bank and in hand		2,911,780	2,583,970

		6,062,124	5,635,107
Creditors: amounts falling due within one year	12	(2,671,973)	(2,319,002)

Net current assets		3,390,151	3,316,105

Total assets less current liabilities		7,981,792	7,323,679
Provision for liabilities and charges	13	(260,801)	(239,011)
Accruals and deferred income	14	(350,000)	(400,000)

		7,370,991	6,684,668

Capital and reserves
Called up share capital	15	198,947	198,947
Share premium	17	—	440,053
Capital redemption reserve	17	—	31,000
Capital Reserve	17	471,053	—
Profit and loss account	17	6,700,991	6,014,668

Shareholders’ funds
Equity		7,076,991	6,390,668
Non-equity		294,000	294,000
		7,370,991	6,684,668

Dr G M Lees
Director

R Reid
Director

19 May 2003

Q-One Biotech Group Limited

Company balance sheet
at 31 March 2003

		2003
Notes		£
Fixed assets
Tangible assets	8	1,929,631
Investments	9	1,492,974

		3,422,605

Current assets
Stocks	10	—
Debtors
due within one year	11	—
due after more than one year	11	4,376,147
Cash at bank and in hand		113,366

		4,489,513
Creditors: amounts falling due within one year	12	—

Net current assets		4,489,513

Total assets less current liabilities		7,912,118
Provisions for liabilities and charges	13	(35,240)
Accruals and deferred income	14	—

		7,876,878

Capital and reserves
Called up share capital	15	198,947
Profit and loss account		7,677,931

Shareholders’ funds
Equity		7,582,878
Non-equity		294,000
		7,876,878

Dr G M Lees
Director

R Reid
Director

19 May 2003

Q-One Biotech Group Limited

Group statement of cash flows
for the year ended 31 March 2003

			2003	2002
	Notes		£	£

Net cash inflow from operating activities	18	(a)	3,028,048	995,120
Returns on investments and servicing of finance	18	(b)	53,561	93,005
Taxation			(689,267)	(4,731)
Capital expenditure and financial investment	18	(c)	(1,509,447)	(794,392)
Equity dividends paid			(490,823)	(351,251)

Increase/(Decrease) in cash			392,072	(62,249)

Reconciliation of net cash flow to movement in net funds

	2003	2002
	£	£

Increase/(Decrease) in cash	392,072	(62,249)

Change in net funds resulting from cash flows	392,072	(62,249)
Exchange differences	(64,262)	(58)

Movement in net funds	327,810	(62,307)
Net funds at 1 April	2,583,970	2,646,277

Net funds at 31 March	2,911,780	2,583,970

Q-One Biotech Group Limited

Notes to the accounts
 at 31 March 2003

1.	Accounting policies Basis of preparation

The accounts have been prepared under the historical cost convention and in accordance with applicable accounting standards.

The company has taken advantage of the exemption conferred by FRS 8 from disclosing transactions with group companies.

Basis of consolidation

The group accounts consolidate the accounts of the company and all subsidiaries for the year ended 31 March 2003. The group also consolidates the accounts of the Q-One Biotech Employee Benefit Trust in accordance with UITF 32. No profit and loss account is presented for Q-One Biotech Group Limited as permitted by section 230 of the Companies Act 1985.

On 1 April 2002, there was a reorganisation of the Q-One Biotech group of companies, including the incorporation of a new holding company, Q-One Biotech Group Limited. The share capital of Q-One Biotech Limited was restructured and ownership was transferred to Q-One Biotech Group Limited. In addition, Q-One Biotech Limited’s investments in Q-One Biotech Incorporated, and Quip Technology Limited were transferred to Q-One Biotech Group Limited. Furthermore, certain assets including fixed assets and cash were transferred from Q-One Biotech Limited to Q-One Biotech Group Limited.

The reorganisation has been accounted for in accordance with the principles of merger accounting. The consolidated accounts are presented as if the reorganisation had been effected on 1 April 2001.

Income recognition

The group has a mixture of short term and longer term contracts in its business although the longer term contract are not over one year. The group’s policy is to recognise income on short term contracts on the completion of the contract and recognise stage payments for longer term contracts. In situations where payments are received in advance of work starting, the income is accrued and released as work is complete.

Depreciation

Depreciation is provided at the following annual rates in order to write off the cost of each asset over its estimated useful life.

Freehold buildings	-	4% straight line
Plant and equipment	-	25% straight line
	-	20% reducing balance
Motor vehicles	-	25% reducing balance

Stocks

Stocks are stated at the lower of cost and net realisable value. Cost includes all costs incurred in bringing each product to its present location and condition, as follows:

Raw materials, consumables	-	purchase cost on a first-in, first-out basis.
Work in progress	-	cost of direct materials and labour plus attributable overheads based on a normal level of activity.

Net realisable value is based on estimated selling price less any further costs expected to be incurred to completion and disposal.

Q-One Biotech Group Limited

Notes to the accounts
 at 31 March 2003

1.	Accounting policies (continued)

Research and development

Expenditure on research and development is written off in the year in which it is incurred.

Foreign currencies

Company

Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction or at the contracted rate if the transaction is covered by a forward foreign currency contract. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date or if appropriate at the forward contract rate. All differences are taken to the profit and loss account with the exception of differences on foreign currency borrowings, to the extent that they are used to finance or provide a hedge against foreign equity investments, which are taken directly to reserves together with the exchange difference on the carrying amount of the related investments. Tax charges and credits attributable to exchange differences on those borrowings are also dealt with in reserves.

Group

The accounts of overseas subsidiary undertakings are translated at the rate of exchange ruling at the balance sheet date. The exchange difference arising on the retranslation of opening net assets is taken directly to reserves. All other translation differences are taken to the profit and loss account with the exception of differences on foreign currency borrowings to the extent that they are used to finance or provide a hedge against group equity investments in foreign enterprises, which are taken directly to reserves together with the exchange difference on the net investment in these enterprises. Tax charges and credits attributable to exchange differences on those borrowings are also dealt with in reserves.

Grants

Government Grants in respect of capital expenditure are credited to a deferred income account and are released to profit by instalments over the expected useful lives of the relevant assets.

Grants of a revenue nature are credited to income so as to match them with the expenditure to which they relate.

Deferred taxation

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or a right to pay less or to receive more, tax, with the following exceptions:

•	provision is made for deferred tax that would arise on remittance of the retained earnings of overseas subsidiaries, associates and joint ventures only to the extent that, at the balance sheet date, dividends have been accrued as receivable; and

•	deferred tax assets are recognised only to the extent that the directors consider that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax is measured on an undiscounted basis of the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

Leasing commitments

Rentals payable under operating leases are charged in the profit and loss account on a straight line basis over the lease term.

Q-One Biotech Group Limited

Notes to the accounts
 at 31 March 2003

1.	Accounting policies (continued)

Pensions

The company pays into a defined contribution grouped personal pension scheme. The costs are charged to profit and loss as they become payable in accordance with the rules of the scheme. The assets of the scheme are invested and managed independently of the finances of the company.

2.	Turnover

Turnover represents net invoiced sales of goods, excluding value added tax.

Turnover represents the amounts (excluding value added tax) derived from the provision of services to clients during the year.

Analysis of turnover:

	2003	2002
	£	£

United Kingdom	2,826,731	2,288,413
Europe (excluding UK)	3,931,019	3,730,169
North America	6,267,659	5,348,797
Other	1,819,212	1,313,543

	14,844,621	12,680,922

None of the group’s activities were acquired or discontinued during the current and previous year.

3.	Staff costs

	2003	2002
	£	£

Wages and salaries	5,624,694	5,271,637
Social security costs	657,394	472,310
Other pension costs	229,213	335,996

	6,511,301	6,079,943

The average monthly number of employees during the year was as follows:

	No	No

Direct	130	115
Selling	30	24
Administration	21	18
Quality Assurance	60	52
Quality Management	14	14

	255	223

Q-One Biotech Group Limited

Notes to the accounts
 at 31 March 2003

4.     Operating profit

(a)	The operating profit is stated after charging/(crediting):

			2003	2002
			£	£

Depreciation — owned assets			831,615	650,303
Operating lease rentals	—	land and buildings	636,827	437,311
	—	plant and machinery	19,716	36,931
Research and development			304,136	394,227
Loss on disposal of fixed assets			3,206	1,083
Government grants			(50,000)	(50,000)
Auditors’ remuneration	—	audit services	23,000	20,000
	—	non-audit services	26,265	24,000

(b)	Directors’ emoluments:

	£	£

Emoluments	652,524	642,497

Company contributions paid to money purchase pension schemes	40,500	28,847

	No	No
Members of money purchase pension schemes	2	2

The non-executive directors emoluments included above were paid to a management company for their services. The total amount paid during the year was £56,850 (2001 — £55,480).

The amounts in respect of the highest paid director are as follows:

	£	£

Emoluments	178,849	175,441

Company contributions paid to money purchase pension schemes	20,250	19,050

5.     Interest payable and similar charges

	2003	2002
	£	£

Bank loans and overdrafts	1,585	—

Q-One Biotech Group Limited

Notes to the accounts
 at 31 March 2003

6.     Taxation

(a)	The tax charge on the profit on ordinary activities for the year was as follows:

	2003	2002
	£	£

UK corporation tax	551,536	397,046
Income tax on Employee Benefit Trust	6,155	1,811

Current tax (note 6(b))	557,691	398,857
Prior year adjustments	(23,164)	—
Deferred taxation (note 13)	21,790	84,011

	556,317	482,868

(b)	The tax assessed on the profit on ordinary activities for the year is lower than the standard rate of corporation tax in the UK of 30% (2002 - 30%). The differences are reconciled below:

	2003	2002
	£	£

Profit on ordinary activities before tax	1,911,085	1,583,841

Profit on ordinary activities multiplied by standard rate of corporation tax in the UK 30% (2002 - 30%)	573,326	475,152
Accelerated capital allowances	4,525	(67,607)
Other timing differences	(20,847)	(18,596)
Expenses not deductible for tax purposes	(5,377)	9,695
Income tax on Employee Benefit Trust (taxed at 34%)	6,064	213

Total current tax (note 6(a))	557,691	398,857

(c) Factors that may affect future tax charges:

Based on current capital investment plans, the group expects to continue to be able to claim capital allowances in excess of depreciation, but at a slightly lower level than in the current year.

The group has tax losses of approximately £3,800,000 arising in the United States that are available for a period of 20 years, for offset against future taxable profits in Q-One Biotech Incorporated. As Q-One Biotech Incorporated is a start-up company, these losses do not satisfy the recognition criteria for deferred tax assets in FRS19.

Q-One Biotech Group Limited

Notes to the accounts
 at 31 March 2003

7.     Dividends

	2003	2002
	£	£
Equity shares:
Dividend paid	517,389	369,000
Less: dividends receivable by Q-One Biotech Employee Benefit Trust	(26,566)	(17,749)

	490,823	351,251

8.     Tangible fixed assets

Group	Freehold	Plant and	Motor
	buildings	equipment	vehicles	Total
	£	£	£	£
Cost:
At 1 April 2002	2,107,281	4,242,028	98,296	6,447,605
Exchange rate adjustments	—	(127,229)	—	(127,229)
Additions	31,268	1,484,505	—	1,515,773
Disposals	—	(15,887)	—	(15,887)

At 31 March 2003	2,138,549	5,583,417	98,296	7,820,262

Depreciation:
At 1 April 2002	168,035	2,235,663	36,333	2,440,031
Exchange rate adjustments	—	(36,670)	—	(36,670)
Charge for year	85,542	730,580	15,493	831,615
Disposals	—	(6,355)	—	(6,355)

At 31 March 2003	253,577	2,923,218	51,826	3,228,621

Net book value At 31 March 2003	1,884,972	2,660,199	46,470	4,591,641

At 31 March 2002	1,939,246	2,006,365	61,963	4,007,574

Company	£	£	£	£
Cost:
At 1 April 2002	—	—	—	—
Additions/transfers	1,970,514	—	59,546	2,030,060

At 31 March 2003	1,970,514	—	59,546	2,030,060

Depreciation:
At 1 April 2002	—	—	—	—
Charge for year	85,542	—	14,887	100,429

At 31 March 2003	85,542	—	14,887	100,429

Net book value:
At 31 March 2003	1,884,972	—	44,659	1,929,631

At 31 March 2002	—	—	—	—

Q-One Biotech Group Limited

Notes to the accounts
 at 31 March 2003

9.     Fixed asset investments

Company		£

Cost:
At 1 April 2002		—
Transfer on group reorganisation		1,178,962
Addition		314,012

At 31 March 2003		1,492,974

	2003	2002
	£	£
Unlisted investments	1,492,974	—

The investments at the balance sheet date in which the group and the company hold 20% or more of the nominal value of any class of share capital of unlisted companies include the following:

				Proportion
				of voting
	Country of		Class of	rights and
	incorporation	Nature of business	shares	shares held

Q-One Biotech Incorporated	USA	Tests and services for	Ordinary	100%
		biotechnology industry

Q-One Biotech Limited	UK	Tests and services for
		Biotechnology industry	Ordinary	100%

Quip Technology Limited	UK	Ownership of	Ordinary	100%
		intellectual property

10.     Stocks

		Group		Company
	2003	2002	2003	2002
	£	£	£	£
Materials and consumables	222,434	78,908	—	—
Work in progress	479,382	417,757	—	—

	701,816	496,665	—	—

Q-One Biotech Group Limited

Notes to the accounts
 at 31 March 2003

11.     Debtors

		Group		Company
	2003	2002	2003	2002
	£	£	£	£

Trade debtors	2,287,202	2,380,981	—	—
VAT	24,600	84,398	—	—
Prepayments and accrued income	136,726	89,093	—	—
Loans to subsidiaries	—	—	4,376,147	—

	2,448,528	2,554,472	4,376,147	—

Amounts falling due after more than one year included above are:

Debtors due after more than one year:
Loans to subsidiaries	—	—	4,376,147	—

12.     Creditors: amounts falling due within one year

		Group		Company
	2003	2002	2003	2002
	£	£	£	£

Trade creditors	864,845	970,207	—	—
Other creditors	15,854	19,050	—	—
Social security and other taxes	102,168	97,967	—	—
Taxation	243,197	397,937	—	—
Accrued charges	1,445,909	833,841	—	—

	2,671,973	2,319,002	—	—

13.     Provisions for liabilities and charges

Deferred taxation	2003	2002
	£	£
At 1 April 2002	239,011	155,000
Charge to profit and loss account (note 6(a))	21,790	84,011

At 31 March 2003	260,801	239,011

		Group		Company
	2003	2002	2003	2002
	£	£	£	£

Accelerated capital allowances	421,854	406,867	35,240	—
Other timing differences	(161,053)	(167,856)	—	—

	260,801	239,011	35,240	—

Q-One Biotech Group Limited

Notes to the accounts
 at 31 March 2003

14.     Accruals and deferred income

		Group		Company
	2003	2002	2003	2002
	£	£	£	£

Deferred government grants:
Regional Selective Assistance	350,000	400,000	—	—

15.     Share capital

	2003	2002
	£	£

Authorised:
28,000 ‘A’ ordinary at £1 each	28,000	—
271,000 ordinary at £1 each	271,000	—
20,000 ‘B’ ordinary at £1 each	20,000	—
39,788 ‘E’ ordinary at 25p each	9,947	—

	328,947	—

Allotted, called up and fully paid:
28,000 ‘A’ ordinary at £1 each	28,000	—
141,000 ordinary at £1 each	141,000	—
20,000 ‘B’ ordinary at £1 each	20,000	—
39,788 ‘E’ ordinary at 25p each	9,947	—

	198,947	—

The Q-One Biotech Group Limited Employee Benefit Trust, formerly Q-One Biotech Limited Employee Benefit Trust (“the Trust”) was set up to facilitate the holding of part of the issued share capital of the Company, in the form of 39,788 ‘E’ Ordinary Shares to be utilised to settle options granted under the employees share scheme for the benefit of employees of the Company and its subsidiaries with additional powers to make payment of all or part of the Trust funds for the benefit of such employees and their spouses, widows, widowers or children under the age of eighteen. At the request of the Directors of the Company under the rules of any relevant Share Scheme the Trustees have the power to grant options over ‘E’ Ordinary Shares, to implement such options, by selling ‘E’ Ordinary Shares, to option holders and to buy back ‘E’ Ordinary shares from employee shareholders in terms of an agreed formula set out in the Articles of the Company.

As at 31 March 2003 there are current options over 30,500 ‘E’ Ordinary shares. All of the ‘E’ Ordinary shares in issue are presently held by the Trust. The Trust holds no other shares in the Company.

Q-One Biotech Group Limited

Notes to the accounts
 at 31 March 2003

15.     Share capital (continued)

‘A’ Ordinary Shares

The ‘A’ Ordinary Fixed Dividend of 50 pence per annum per share is payable half-yearly on 31 March and 30 September.

The Participating Dividend is a cumulative preference net cash dividend representing as a class 8.095% of the net profit of the Company and its subsidiaries (under deduction of the ‘A’ Ordinary Fixed Dividend) and is payable on the ‘A’ Ordinary Shares as a class by the earlier of 6 months after the end of each successive accounting reference period of the Company or 14 days after the audit report of the Company for such period is signed by the Company’s auditors.

The Additional Dividend is a sum per share which, when added to the ‘A’ Ordinary Fixed Dividend and the ‘A’ Ordinary Participating Dividend per share shall equal the aggregate of (1) the Initial Ordinary Dividend paid in the relevant financial year on all Ordinary Shares held by Relevant Directors (being any directors and former Directors of the Company who were members of the company on 1st April 2002 and privileged relations and family trusts as defined in the Articles of the company and such Relevant directors’ connected persons but excluding any director appointed by 3I plc in terms of Article 74 of the Articles of the Company, who also hold shares in the Company and their connected persons) (“Directors Shares”) and (2) any Excess Remuneration paid to the Relevant Directors (being the Satron Management Fee as defined in the Articles and any annual emoluments of the Relevant Directors exceeding in total in the relevant financial year an agreed sum) divided by the number of Directors Shares in issue in the last day of the relevant year. No dividend shall be declared on the Ordinary Shares and ‘E’ Ordinary Shares unless the ‘A’ Ordinary Fixed Dividend and the Participating Dividend have been paid in full in respect of the current and all previous financial years of the Company and the Additional Dividend has been paid for all previous years and if due for the current year is declared and will be paid at the same time as any Initial Ordinary Dividend and initial ‘E’ Ordinary Dividend paid in the current year.

Unless it is determined by 3i Group plc and the Directors that the Company has insufficient funds to prudently pay the dividends due on the ‘A’ Ordinary Shares, any dividends not paid timeously shall be increased by 15% per annum such increase accruing daily from the date of due payment.

‘A’ Ordinary shareholders are entitled to one vote on a show of hands or one vote for every £1 in nominal amount of shares in the capital of the Company on a poll. On a winding up the ‘A’ Ordinary shareholders are entitled, in priority to the Ordinary Shareholders, ‘B’ Ordinary shareholders and ‘E’ Ordinary shareholders to £1 per share together with all arrears or accruals of dividend on the ‘A’ Ordinary Shares to the date of return of capital, and thereafter after payment of the sum of £1 per share on the Ordinary Shares and ‘B’ Ordinary Shares and £0.25 per share on the ‘E’ Ordinary Shares, to rank pari passu (subject to the sum payable on each ‘E’ Ordinary Share being one-quarter of the sum payable on each Ordinary Share) with the Ordinary Shares, ‘B’ Ordinary Shares and ‘E’ Ordinary Shares in respect of any further distributions.

Ordinary Shares

Postponed to the ‘A’ Ordinary Fixed Dividend and Participating Dividend the Ordinary shares are entitled to a dividend (“the initial Ordinary Dividend”) on each share of an amount up to the aggregate of the ‘A’ Ordinary Fixed Dividend and the Participating Dividend paid on each ‘A’ Ordinary Share. Ordinary shareholders are entitled to one vote each on a show of hands or one vote for every £1 in nominal amount of shares in the capital of the Company on a poll. On a winding up postponed to the rights of the ‘A’ Ordinary shareholders, the Ordinary shareholders are entitled along with the ‘B’ Ordinary shareholders and the ‘E’ Ordinary shareholders (each ‘E’ ordinary share being entitled to one-quarter of the after mentioned amount per ‘E’ Ordinary Share) to an amount per share equal to the amount per share paid on each ‘A’ Ordinary share and thereafter to rank pari passu (subject to the sum payable on each ‘E’ Ordinary Share being one-quarter of the sum payable on each Ordinary Share) with the ‘A’ Ordinary Shares, the ‘B’ Ordinary Shares and the ‘E’ Ordinary Shares in respect of any further distributions.

Q-One Biotech Group Limited

Notes to the accounts
 at 31 March 2003

15.     Share capital (continued)

‘B’ Ordinary Shares

The ‘B’ Ordinary Shares rights to dividends are postponed to the rights of the ‘A’ Ordinary Shares (in respect of the ‘A’ Ordinary Fixed Dividend, the Participating Dividend, and the Additional Dividend) and to the rights of the Ordinary Shares and ‘E’ Ordinary Shares in respect of the initial Ordinary Dividend and initial ‘E’ Ordinary Dividend. The ‘B’ Ordinary shareholders are entitled to one vote on a show of hands or one vote for every £1 in nominal amount of shares in the capital of the Company on a poll. On a winding-up postponed, to the rights of the ‘A’ Ordinary shareholders, the ‘B’ Ordinary shareholders are entitled along with the Ordinary shareholders and the ‘E’ Ordinary shareholders (each ‘E’ ordinary share being entitled to one-quarter of the aforementioned amount) to an amount per share equal to the amount per share paid on each ‘A’ Ordinary Share and thereafter to rank pari passu (subject to the sum payable on each ‘E’ Ordinary Share being one-quarter of the sum payable on each Ordinary Share) with the ‘A’ Ordinary Shares, the Ordinary Shares and the ‘E’ Ordinary Shares in respect of any further distributions.

‘E’ Ordinary Shares

Postponed to the ‘A’ Ordinary Fixed Dividend and Participating Dividend the ‘E’ Ordinary Shares are entitled to a dividend (‘the initial ‘E’ Ordinary Dividend) on each share of an amount up to one-quarter of the aggregate of the ‘A’ Ordinary Fixed Dividend and the Participating Dividend paid on each ‘A’ Ordinary Share.

‘E’ Ordinary shareholders are entitled to one vote each on a show of hands or one vote for every £1 in nominal amount of shares in the capital of the Company on a poll. On a winding up postponed to the rights of the ‘A’ Ordinary shareholders, the ‘E’ Ordinary shareholders (each ‘E’ ordinary share being entitled to one-quarter of the aforementioned amount) along with the Ordinary shareholders and ‘B’ Ordinary shareholders are entitled to an amount per share equal to the amount per share paid on each ‘A’ Ordinary Share and thereafter to rank pari passu (subject to the sum payable on each ‘E’ Ordinary Share being one-quarter of the sum payable on each Ordinary Share) with the ‘A’ Ordinary Shares, Ordinary Shares and ‘B’ Ordinary Shares in respect of any further distributions.

16.     Share options

During the year the company initiated a Share Option Scheme under the Enterprise Management Incentive Scheme and the company granted options to directors and employees over 30,500 ‘E’ Ordinary Shares that are held by the Q-One Biotech Group Limited Employee Benefit Trust. Excepting a ‘Special Event’ (defined as a Share Sale, Asset Sale or a Public Listing) the options are exercisable from five years after the date of vesting, the date of vesting being a period of time between zero and five years from the date of grant dependant on the length of service of directors and employees within qualifying positions in the company. The options expire on the tenth anniversary after the date of grant. The exercise price is set at £8.50 per ‘E’ Ordinary Share unless exercise follows a ‘Special Event’ in which case the exercise price would be £0.25 per ‘E’ Ordinary Share.

Q-One Biotech Group Limited

Notes to the accounts
 at 31 March 2003

17.     Reconciliation of shareholders’ funds and movements on reserves

Group		Share	Capital
	Share	premium	redemption	Capital	Profit and
	capital	account	reserve	reserve	loss account	Total
	£000	£000	£000	£000	£000	£000

At 1 April 2002	198,947	440,053	31,000	—	6,014,668	6,684,668
Group reorganisation	—	(440,053)	(31,000)	471,053	—	—
Profit for the year	—	—	—	—	1,354,768	1,354,768
Dividends	—	—	—	—	(490,823)	(490,823)
Exchange movements	—	—	—	—	(177,622)	(177,622)

At 31 March 2003	198,947	—	—	471,053	6,700,991	7,370,991

          Company

	Share	Profit and
	capital	loss account	Total
	£000	£000	£000
At 1 April 2002	—	—	—
Shares issued	198,947	—	198,947
Dividend from Q-One Biotech Limited	—	8,501,005	8,501,005
Loss for the year	—	(196,284)	(196,284)
Dividends	—	(517,389)	(517,389)

At 31 March 2003	198,947	7,787,332	7,986,279

18.     Notes to the cash flow statement

         (a)  Reconciliation of operating profit to net cash inflow from operating activities:

	2003	2002
	£	£
Operating profit	1,857,524	1,497,499
Depreciation	831,615	650,303
Loss on sale of fixed assets	3,206	1,083
Deferred government grants released	(50,000)	(50,000)
Foreign Exchange movements	—	9,653
Increase in stocks	(216,859)	(205,063)
(Increase)/decrease in debtors	65,635	(888,851)
Increase/(decrease) in creditors	536,927	(19,504)

	3,028,048	995,120

Q-One Biotech Group Limited

Notes to the accounts
 at 31 March 2003

18.     Notes to the cash flow statement (continued)

(b)	Analysis of cash flows for headings netted in the cash flow statement:

Returns on investments and servicing of finance:
Interest received	55,146	93,005
Interest paid	(1,585)	—

	53,561	93,005

(c)	Capital expenditure and financial investment:

Payment to acquire tangible fixed assets	1,515,773	1,003,392
Receipts from sales of tangible fixed assets	(6,326)	(9,000)
Receipt of government grants	—	(200,000)

	1,509,447	794,392

19.     Capital commitments

	2003	2002
	£	£
Contracted but not provided for in the accounts	19,270	28,268

20.     Pension commitments

The group operates a defined contribution scheme with Standard Life, for its directors and employees. The assets of the scheme are held separately from those of the group in an independently administered fund. The unpaid contributions outstanding at the year end are £15,273 (2002 — £19,050).

21.     Other financial commitments

At 31 March the group had annual commitments under non-cancellable operating leases as set out below:

Land and buildings				Other
	2003	2002	2003	2002
	£	£	£	£
Operating leases which expire:
Within one year	—	—	8,676	—
In two to five years	—	—	11,040	39,990
In over five years	607,347	606,243	—	—

	607,347	606,243	19,716	39,990